Exhibit 31.1

CERTIFICATION

I, Herbert Lindo, certify that:

1.                                       I have reviewed the quarter annual reports for the six month periods ended June 30, 2003 on Form 10-Q of Kenilworth Systems Corporation;

2.                                       Based on my knowledge, this quarter annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements are made, not misleading with respect to the period covered by this quarter annual report;

3.                                       Based on my knowledge, the financial statements, and other financial information included in the quarter annual reports, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in these quarter annual reports;

4.                                       As registrant’s certifying officer I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and I have:

a)                                      designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarter annual report is being prepared;

b)                                     evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the quarter annual reports March 31, 2003 and June 30, 2003 (as at March 23, 2004); and

c)                                      presented in these quarter annual reports our conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of March 23, 2004;

5.                                       All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditor any material weaknesses in internal controls; and

a)                                      any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.                                       The registrant’s other officers and I have indicated in this quarter annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 23, 2004	By:	/s/ Herbert Lindo
President and Chief Financial Officer